Second Quarter 2022 Earnings Presentation August 4, 2022 Exhibit 99.2

This presentation includes statements that express Laureate’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, ‘‘forward-looking statements’’ within the meaning of the federal securities laws, which involve risks and uncertainties. Laureate’s actual results may vary significantly from the results anticipated in these forward-looking statements. You can identify forward-looking statements because they contain words such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates’’ or similar expressions that concern our strategy, plans or intentions. All statements we make relating to (i) guidance (including, but not limited to, total enrollments, revenues, and Adjusted EBITDA), (ii) our current growth strategy and other future plans, strategies or transactions that may be identified, explored or implemented and any litigation or dispute resulting from any completed transaction, (iii) any anticipated share repurchases or cash distributions and (iv) the potential impact of the COVID-19 pandemic on our business or the global economy as a whole are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, including, with respect to our current growth strategy and the impact of any completed divestiture or separation transaction on our remaining businesses. Accordingly, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations are disclosed in our Annual Report on Form 10-K filed with the SEC on February 24, 2022, our subsequent Quarterly Reports on Form 10-Q filed and to be filed with the SEC and other filings made with the SEC. These forward-looking statements speak only as of the time of this presentation and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law. In addition, this presentation contains various operating data, including market share and market position, that are based on internal company data and management estimates. While management believes that our internal company research is reliable and the definitions of our markets which are used herein are appropriate, neither such research nor these definitions have been verified by an independent source and there are inherent challenges and limitations involved in compiling data across various geographies and from various sources, including those discussed under “Industry and Market Data” in Laureate’s filings with the SEC. Forward Looking Statements

In addition to the results provided in accordance with U.S. generally accepted accounting principles (GAAP) throughout this presentation, Laureate provides the non-GAAP measurements of Adjusted EBITDA, Adjusted EBITDA margin, total cash, net of debt (or net cash), and Free Cash Flow. We have included these non-GAAP measurements because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. Adjusted EBITDA consists of income (loss) from continuing operations, adjusted for the items included in the accompanying reconciliation. The exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, Adjusted EBITDA is a key input into the formula used by the compensation committee of our board of directors and our Chief Executive Officer in connection with the payment of incentive compensation to our executive officers and other members of our management team. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin, which is calculated by dividing Adjusted EBITDA by revenues, provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. Total cash, net of debt (or net cash) consists of total cash and cash equivalents for Continuing Operations and Discontinued Operations, less total gross debt for Continuing Operations and Discontinued Operations. Net cash provides a useful indicator about Laureate’s leverage and liquidity. Free Cash Flow consists of operating cash flow minus capital expenditures. Free Cash Flow provides a useful indicator about Laureate’s ability to fund its operations and repay its debts. Laureate’s calculations of Adjusted EBITDA, Adjusted EBITDA margin, net cash, and Free Cash Flow are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Adjusted EBITDA and Free Cash Flow are reconciled from their respective GAAP measure in the attached table “Non-GAAP Reconciliation.” We evaluate our results of operations on both an as reported and an organic constant currency basis. The organic constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates, acquisitions and divestitures, and other items. We believe that providing organic constant currency information provides valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate organic constant currency amounts using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period, and then exclude the impact of acquisitions and divestitures and other items described in the accompanying presentation. Presentation of Non-GAAP Measures

SUMMARY OVERVIEW Note: Throughout this presentation amounts may not sum to totals due to rounding Amounts presented for enrollments, Revenue, Adjusted EBITDA and Adjusted EBITDA margin are for continuing operations only

Executive Summary

- ✓ New and Total Enrollments up 11% YTD vs prior year period
- ✓ Q2 Results ahead of expectations
  - Revenue favorability driven by enrollments and mix
  - Adjusted EBITDA upside resulting from higher revenue and operating leverage (partially offset by expense timing shift to 2H)
- ✓ Net Income of $44M in Q2; +$73M vs prior year period
- ✓ Increasing full-year 2022 guidance on strength of Q2 results
  - Revenue now expected to grow 12% and Adjusted EBITDA expected to increase 31% (up 11% and 24%, respectively, on an organic constant currency basis[1])
- ✓ Cash accretive business with strong balance sheet position with net cash (incl. divestiture related escrow) of $92M[2] as of June 30th
- ✓ Continued commitment to return capital to shareholders; 164.7M shares outstanding
  - Distribution of remaining net proceeds from Walden sale expected in 2H 2022

Strong 1H Intakes Driving Favorable Results and Improved Outlook

(1) Organic Constant Currency (CC) results exclude the period-over-period impact from currency fluctuations (if applicable), acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. At mid-point of 2022 guidance provided.
(2) Assumes full release and recovery of $74M escrow in 2022 (related to Walden divestiture)

© 2022 Laureate Education, Inc.
5

COMPELLING INVESTMENT CHARACTERISTICS

Mexico Peru Combined Population (M) 128M 32M 160M Higher Education Students (000s) 5,005 1,642 6,647 Higher Education Gross Participation Rate1 34% 47% 36% Market Share for Private Institutions2 42% 69% 51% Large Markets with Low Penetration Rates in Higher Education Sources: UNESCO, World Bank, Secretaría de Educación Pública , National Superintendent of Higher Education. Data as of year-end 2020. Attractive Markets with Strong Growth Opportunities Fueled by Increasing Participation Rates Defined as total enrollments as compared to 18-24 year old population; European Union (EU) is based on management estimate. Private institution market share in higher education; for Mexico and Combined includes all states in which UVM or UNITEC have operations (total private market share for all of Mexico is 35%); for Peru based on total country. U.S. E.U. 65% 54%

Leading University Portfolio in Mexico & Peru

	Brand		Founded	Enrollment @ 6/30/22	Market Segment	QS Stars™ Overall	Ratings / Rankings
Mexico	UVM LAUREATE INTERNATIONAL UNIVERSITIES Universidad del Valle de México (UVM)		1960	90,700	Premium/ Traditional	★★★★	■ Ranked Top 10 university in Mexico ■ 5-Stars rated by QS Stars™ in categories of Employability & Inclusiveness
Mexico	UNITEC Universidad Tecnológica de México Universidad Tecnológica de México (UNITEC)		1966	92,100	Value/ Teaching	★★★	■ Largest private university in Mexico ■ 5-Stars rated by QS Stars™ in categories of Employability & Inclusiveness
Peru	Universidad Peruana de Ciencias Aplicadas (UPC)		1994	71,200	Premium/ Traditional	★★★★	■ Ranked Top 5 university in Peru ■ 5-Stars rated by QS Stars™ in categories of Employability & Inclusiveness
Peru	Universidad Privada del Norte (UPN)		1994	114,100	Value/ Teaching	★★★★	■ 2nd largest private university in Peru ■ 5-Stars rated by QS Stars™ in categories of Employability & Inclusiveness
Peru	CIBERTEC CIBERTEC		1983	20,600	Technical/ Vocational		■ 2nd largest private technical / vocational institute in Peru

Operating Leading Brands in Attractive Market Segments

Sources: QS Stars™, Guía Universitaria (UVM), AmericaEconomia (UPC)

© 2022 Laureate Education, Inc.

8

Omnichannel Distribution Model Key to Unlock Capital Efficient Growth Opportunities Digital Learning During Pandemic Accelerated Capital Light Operating Model Laureate to enable significant growth, without large-scale investments in campus expansions, through increased mix of Digital Learning Percentage of Teaching Hours Delivered Online 100% 27% 40% – 60% (Pre-Pandemic) (During Pandemic) (Going Forward)

Multiple Vectors for Revenue Growth Majority of Growth Initiatives are Capital Light Given Digital Focus All Growth Investments to be Funded by Internal Cash Flow Generation Expected Medium-Term Revenue Growth 5% - 7% 8% - 10% Phase I Priorities Phase II Priorities

Q2 & YTD 2022 PERFORMANCE RESULTS

2022 Second Quarter – Financial Summary

($ in millions) (Enrollments rounded to the nearest thousand)	Q2 '22 Results	Variance Vs. Q2 '21 As Reported	Variance Vs. Q2 '21 Organic/CC[1]	Notes
New Enrollment	23K	18%	18%	• Strong secondary intake for Mexico
Total Enrollment	389K	11%	11%	• Peru +15%, Mexico +8%
Revenue	$385	18%	17%	• Driven by higher enrollment in Peru and better mix in Mexico • Q2 +15% organic/cc adjusted for timing of academic calendar; ($5M) impact
Adj. EBITDA	$144	35%	33%	• Reduction in corporate G&A, operating leverage and timing of expenses
Adj. EBITDA margin	37.4%	470 bps	453 bps	

Favorable Enrollments and Efficiencies Driving Growth in Top Line & Profitability

(1) Organic Constant Currency (CC) results exclude the period-over-period impact from currency fluctuations (if applicable), acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets.

© 2022 Laureate Education, Inc.

12

2022 Q2 YTD – Financial Summary

($ in millions) (Enrollments rounded to the nearest thousand)	Q2 YTD '22 Results	Variance Vs. Q2 YTD '21 As Reported	Variance Vs. Q2 YTD '21 Organic/CC[1]	Notes
New Enrollment	104K	11%	11%	• Strong primary intake for Peru and secondary intake for Mexico
Total Enrollment	389K	11%	11%	• Peru +15%, Mexico +8%
Revenue	$595	14%	14%	• Driven by enrollment volume growth
Adj. EBITDA	$171	47%	33%	• Reduction in corporate G&A, operating leverage and timing of expenses
Adj. EBITDA margin	28.8%	643 bps	378 bps	

Y-o-Y results favorably impacted by $13M non-cash FAS5 charge in Q1 2021

Strong Operating Performance and Corporate G&A Efficiency Driving Increased Profitability

(1) Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations (if applicable), acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets.

© 2022 Laureate Education, Inc.
13

SEGMENT RESULTS

Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations (if applicable), acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. Mexico Segment Results Q2 Results Q2 YTD Results Notes ($ in millions) (Enrollments rounded to the nearest thousand) Q2 ’22 Organic/CC Vs. Q2 ’21 (1) Q2 YTD ’22 Organic/CC Vs. Q2 YTD ’21 (1) New Enrollment 20K 15%   52K 15% Strong results during secondary intake cycle, primary intake for Mexico will occur in September Total Enrollment 183K 8% 183K 8% Driven by YTD new enrollment and strength of primary intake in Fall 2021 Revenue $145 16%   $287 11% Driven by enrollment volume, timing of academic calendar in Q2 and favorable mix Adj. EBITDA $20 13% $56 23% Includes cost for return to face-to-face classes at campuses in 2022 Adj. EBITDA margin 13.5% (39 bps)   19.6% 153 bps Impacted by return to campus expenses; partially offset by strong productivity initiatives Strong Secondary Intake and Continued Improvements in Profitability

Peru Segment Results Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations (if applicable), acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. Q2 Results Q2 YTD Results Notes ($ in millions) (Enrollments rounded to the nearest thousand) Q2 ’22 Organic/CC Vs. Q2 ’21 (1) Q2 YTD ’22 Organic/CC Vs. Q2 YTD ’21 (1) New Enrollment 3K 47%   52K 7% Continued strong growth in new enrollment High comparable period in 1H 2021 (COVID catch-up); +16% vs Q2 YTD 2019 intake levels Total Enrollment 206K 15% 206K 15% Driven by new enrollment volume and improved retention rates Revenue $239 17%   $305 17% Driven by volume Adj. EBITDA $136 18% $140 10% Includes cost for return to face-to-face classes at campuses in 2022 Adj. EBITDA margin 57.0% 62 bps   46.0% (286 bps) YTD margin impacted by return to campus expenses in 2022 Favorable Pricing/Mix & Enrollment Volume Driving Strong Top Line Growth

Q2 2022 Capitalization and Return of Capital ($ in millions) Amount Comments Net Cash Position @ 6/30/22 $18 See Appendix Divestiture Related Escrow 1 $74 Expected in Q3 2022 Adjusted Net Cash Position @ 6/30/22 $92 Assumes full release and recovery of escrow in 2022 (related to Walden divestiture) Returning Capital to Shareholders Remains a Priority Full $650M share repurchase authorization essentially completed Total current shares outstanding of 164.7M shares at quarter-end Plan to distribute remaining net proceeds from Walden sale (incl. escrow released) in 2H 2022 Strong Balance Sheet, Returning Capital to Shareholders Remains a Priority

OUTLOOK

Strong Outlook Expected for 2022 2022 Outlook – Executive Summary Market dynamics remain favorable for the private sector in Mexico & Peru Digital education accelerating Total Revenue growth expected at +12% Vs. 2021 (up 11% on an organic constant currency basis1) 2022 Adjusted EBITDA expected at +31% Vs. 2021 (up 24% on an organic constant currency basis1) Our campuses have returned to face-to-face classes with normal operations Productivity initiatives are on track for strong margin expansion EiP program completed, no material earnings add-backs in 2022 Organic Constant Currency (CC) results exclude the period-over-period impact from currency fluctuations (if applicable), acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. At mid-point of 2022 guidance provided.

2022 FY Outlook - Updated Based on actual FX rates for January through July, and spot FX rates (local currency per US dollar) of MXN 20.55 & PEN 3.92 for August through December 2022. FX impact may change based on fluctuations in currency rates in future periods. Note: An outlook for 2022 net income and reconciliation of the forward-looking 2022 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort. ($ in millions) (Enrollments rounded to the nearest thousand) Prior FY 2022 Outlook Change (mid-pt) Current FY 2022 Outlook (1) Total Enrollment 410K - 416K +3K 413K - 419K Revenue $1,190 - $1,206 +$14 $1,206 - $1,218 Adjusted EBITDA $326 - $334 +$3 $329 - $337 Increasing Guidance to Reflect Differentiated Offerings and Strong Intake Period

2022 Outlook (At Mid-Point)1 Strong Top Line Growth With Significant Margin Expansion Based on actual FX rates for January through July, and spot FX rates (local currency per US dollar) of MXN 20.55 & PEN 3.92 for August through December 2022. FX impact may change based on fluctuations in currency rates in future periods. Data shown and growth rates are based on mid-point of 2022 guidance. Amounts presented in whole numbers may be rounded. Note: An outlook for 2022 net income and reconciliation of the forward-looking 2022 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort. Total Enrollment (000s) Revenue ($M) Adjusted EBITDA ($M) Adjusted EBITDA Margin % % % 420 bps

Continued Growth Momentum Expected in 2H 2022 Q3 & 2H 2022 Guidance Details Note: An outlook for Q3 2022 and implied 2H net income and reconciliation of the forward-looking Q3 2022 and 2H implied Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort. Based on actual FX rates for July, and spot FX rates (local currency per US dollar) of MXN 20.55 & PEN 3.92 for August through December 2022. FX impact may change based on fluctuations in currency rates in future periods. ($ in millions) Q3 2022 Outlook (1) 2H 2022 Implied Outlook (1) Revenue $289 - $295 $612 - $624 Adjusted EBITDA $64 - $69 $157 - $165

APPENDIX

Q2 ’22 B / (W) Vs. Q2 ’21 Notes ($ in millions) Reported $ % Adjusted EBITDA 144 37 35% Depreciation & Amort. (15) 12 45% Interest Expense, net (3) 11 81% Repayment of debt Impairments - 7 n.m. Impairments charges in prior year Other (15) 147 n.m. Loss on derivatives ($54M) and loss on debt extinguishment ($78M) in prior year Income Tax (72) (59) n.m. Includes discrete tax items Income/(Loss) From Continuing Operations 39 155 n.m. Discontinued Operations (Net of Tax) 4 (83) n.m. Prior year included Walden (prior to sale) and gain on sale of Brazil in Q2 2021 Net Income / (Loss) 44 73 n.m. Income from Continuing Operations Improved Versus Prior Year 2022 Second Quarter – Net Income Reconciliation

Q2 YTD ’22 B / (W) Vs. Q2 YTD ’21 Notes ($ in millions) Reported $ % Adjusted EBITDA 171 55 47% PY included $13M non-cash FAS5 charge Depreciation & Amort. (29) 21 41% Interest Expense, net (4) 32 88% Repayment of debt Impairments - 64 n.m. Impairments charges in prior year Other (24) 98 n.m. Loss on derivatives ($25M) and loss on debt extinguishment ($78M) in prior year Income Tax (120) 6 n.m. Includes discrete tax items Income/(Loss) From Continuing Operations (6) 274 n.m. Discontinued Operations (Net of Tax) 5 (81) n.m. Prior year included Walden (prior to sale) and gain on sale of Brazil in Q2 2021 Net Income / (Loss) (1) 193 n.m. 2022 Q2 YTD – Net Income Reconciliation Income from Continuing Operations Improved Versus Prior Year

Capitalization at 6/30/22 ($ in millions) Total Company as of 6/30/22 Cash & Cash Equivalents1 $157 Gross Debt ($139) Net Cash Position $18 Net Cash Position of $18M as of June 30th Total current shares outstanding of 164.7M shares at quarter-end Excludes $74M escrow related to Walden divestiture

2022 Full Year Guidance Details

($ in millions) (Enrollments rounded to the nearest thousand)	Total Enrollment	Revenues	Adj. EBITDA
2021 FY Results As Reported	**389K**	**$1,087**	**$253**
Campus Closures	*(2K)*	-	-
2021 FY Results Adjusted	**387K**	**$1,087**	**$253**
Organic Growth	26K - 32K	$117 - $129	$57 - $65
Organic Growth %	*7% - 8%*	11% - 12%	23% - 26%
FAS 5 Expense/Indemnification Asset (non-cash)	-	-	$14
2022 FY Guidance (Constant Currency)	**413K - 419K**	**$1,204 - $1,216**	**$324 - $332**
FX Impact (spot FX) (1)		$2	$5
2022 FY Guidance (@ spot FX) (1)	**413K - 419K**	**$1,206 - $1,218**	**$329 - $337**
As Reported Growth %	*6% - 8%*	11% - 12%	30% - 33%

Strong Top Line Growth With Significant Margin Expansion

(1) Based on actual FX rates for January through July, and spot FX rates (local currency per US dollar) of MXN 20.55 & PEN 3.92 for August through December 2022. FX impact may change based on fluctuations in currency rates in future periods.

Note: An outlook for 2022 net income and reconciliation of the forward-looking 2022 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort.

© 2022 Laureate Education, Inc.

27

Q3 & 2H 2022 Guidance Details

($ in millions)	3Q Guidance		2H Implied Guidance	
	Revenues	Adj. EBITDA	Revenues	Adj. EBITDA
2021 Results As Reported	**$268**	**$76**	**$564**	**$137**
Timing Impact Intra-Year (academic calendar)	$2	$2	$3	$2
2021 Results Adjusted	**$270**	**$78**	**$567**	**$139**
Organic Growth	$18 - $24	($15) - ($10)	$43 - $55	$16 - $24
Organic Growth %	7% - 9%	(19%) - (13%)	8% - 10%	12% - 17%
FAS 5 Expense/Indemnification Asset (non-cash)	-	-	-	-
2022 Guidance (Constant Currency)	**$288 - $294**	**$63 - $68**	**$610 - $622**	**$155 - $163**
FX Impact (spot FX) (1)	$1	$1	$2	$2
2022 Guidance (@ spot FX) (1)	**$289 - $295**	**$64 - $69**	**$612 - $624**	**$157 - $165**

Continued Momentum Expected in 2H 2022 – Q3 Impacted by Timing Items

(1) Based on actual FX rates for July, and spot FX rates (local currency per US dollar) of MXN 20.55 & PEN 3.92 for August through December 2022. FX impact may change based on fluctuations in currency rates in future periods.

Note: An outlook for Q3 2022 and implied 2H net income and reconciliation of the forward-looking Q3 2022 and 2H implied Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort.

© 2022 Laureate Education, Inc.
28

Large intake cycles at end of Q1 (Peru) and end of Q3 (Mexico) drive seasonality of earnings Q2 and Q4 are typically Laureate’s strongest earnings quarters Revenue Seasonality Adjusted EBITDA Seasonality New Enrollments Seasonality Factors Affecting Seasonality Main intake cycles: Q1 - Peru Q3 - Mexico Academic calendar FX trends Intra-Year Seasonality Trends

Financial Results & Tables

Financial Tables

Consolidated Statements of Operations

	For the three months ended June 30,			For the six months ended June 30,		
IN MILLIONS	2022	2021	Change	2022	2021	Change
Revenues	$ 385.4	$ 327.6	$ 57.8	$ 594.9	$ 522.3	$ 72.6
Costs and expenses:						
Direct costs	242.8	213.3	29.5	425.7	395.2	30.5
General and administrative expenses	15.9	49.4	(33.5)	33.4	92.0	(58.6)
Loss on impairment of assets	—	7.2	(7.2)	0.1	63.9	(63.8)
Operating income (loss)	126.6	57.7	68.9	135.7	(28.7)	164.4
Interest income	1.7	0.5	1.2	3.7	1.2	2.5
Interest expense	(4.2)	(13.5)	9.3	(7.9)	(37.1)	29.2
Loss on debt extinguishment	—	(77.9)	77.9	—	(77.9)	77.9
Loss on derivatives	—	(53.8)	53.8	—	(24.5)	24.5
Other income (expense), net	0.2	(0.1)	0.3	(1.0)	—	(1.0)
Foreign currency exchange (loss) gain, net	(14.5)	(15.5)	1.0	(18.1)	12.7	(30.8)
Gain on disposal of subsidiaries, net	1.5	—	1.5	1.5	—	1.5
Income (loss) from continuing operations before income taxes and equity in net income of affiliates	111.4	(102.7)	214.1	113.9	(154.4)	268.3
Income tax expense	(72.0)	(13.2)	(58.8)	(119.9)	(126.0)	6.1
Equity in net income of affiliates, net of tax	—	—	—	0.1	—	0.1
Income (loss) from continuing operations	39.4	(115.9)	155.3	(6.0)	(280.4)	274.4
Income from discontinued operations, net of tax	4.1	86.7	(82.6)	4.9	86.2	(81.3)
Net income (loss)	43.6	(29.2)	72.8	(1.1)	(194.2)	193.1
Net (income) loss attributable to noncontrolling interests	(0.1)	0.2	(0.3)	0.3	0.2	0.1
Net income (loss) attributable to Laureate Education, Inc.	$ 43.4	$ (29.0)	$ 72.4	$ (0.8)	$ (193.9)	$ 193.1
Accretion of redeemable noncontrolling interests and equity	—	(0.1)	0.1	—	(0.1)	0.1
Net income (loss) available to common stockholders	$ 43.4	$ (29.1)	$ 72.5	$ (0.8)	$ (194.0)	$ 193.2
Basic and diluted earnings (loss) per share:						
Basic weighted average shares outstanding	167.1	192.0	(24.9)	172.5	196.1	(23.6)
Diluted weighted average shares outstanding	167.5	192.0	(24.5)	172.5	196.1	(23.6)
Basic earnings (loss) per share	$ 0.26	$ (0.15)	$ 0.41	$ —	$ (0.99)	$ 0.99
Diluted earnings (loss) per share	$ 0.25	$ (0.15)	$ 0.40	$ —	$ (0.99)	$ 0.99

Note: Dollars in millions, except per share amounts, and may not sum to total due to rounding

© 2022 Laureate Education, Inc.

31

Financial Tables

Revenue and Adjusted EBITDA by segment: Quarter

IN MILLIONS

For the three months ended June 30,	2022	2021	% Change: Reported	% Change: Organic Constant Currency(1)	$ Variance Components: Total	$ Variance Components: Organic Constant Currency	$ Variance Components: Other	$ Variance Components: Acq/Div.	$ Variance Components: FX
Revenues									
Mexico	$ 144.7	$ 124.3	16%	16%	$ 20.4	$ 20.0	$ —	$ —	$ 0.4
Peru	239.2	201.7	19%	17%	37.5	34.5	—	—	3.0
Corporate & Eliminations	1.6	1.6	—%	—%	—	—	—	—	—
Total Revenues	$ 385.4	$ 327.6	18%	17%	$ 57.8	$ 54.4	$ —	$ —	$ 3.4
Adjusted EBITDA									
Mexico	$ 19.5	$ 17.2	13%	13%	$ 2.3	$ 2.2	$ —	$ —	$ 0.1
Peru	136.3	113.6	20%	18%	22.7	20.9	—	—	1.8
Corporate & Eliminations	(11.7)	(23.7)	51%	51%	12.0	12.0	—	—	—
Total Adjusted EBITDA	$ 144.1	$ 107.1	35%	33%	$ 37.0	$ 35.1	$ —	$ —	$ 1.9

(1) Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. Organic Constant Currency is calculated using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period. The "Organic Constant Currency" % changes are calculated by dividing the Organic Constant Currency amounts by the 2021 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures.

Note: Dollars in millions, and may not sum to total due to rounding

© 2022 Laureate Education, Inc.
32

Financial Tables

Revenue and Adjusted EBITDA by segment: Year-to-Date

IN MILLIONS

For the six months ended June 30,	2022	2021	% Change: Reported	% Change: Organic Constant Currency[2]	$ Variance Components: Total	$ Variance Components: Organic Constant Currency	$ Variance Components: Other	$ Variance Components: Acq/Div.	$ Variance Components: FX
Revenues									
Mexico	$ 287.2	$ 259.7	11%	11%	$ 27.5	$ 27.9	$ —	$ —	$ (0.4)
Peru	304.6	259.2	18%	17%	45.4	44.5	—	—	0.9
Corporate & Eliminations	3.2	3.4	(6)%	(6)%	(0.2)	(0.2)	—	—	—
Total Revenues	$ 594.9	$ 522.3	14%	14%	$ 72.6	$ 72.1	$ —	$ —	$ 0.5
Adjusted EBITDA									
Mexico	$ 56.4	$ 34.5	63%	23%	$ 21.9	$ 8.1	$ 13.3	$ —	$ 0.5
Peru	140.1	125.2	12%	10%	14.9	12.8	—	—	2.1
Corporate & Eliminations	(25.3)	(42.9)	41%	41%	17.6	17.6	—	—	—
Total Adjusted EBITDA	$ 171.3	$ 116.8	47%	33%	$ 54.5	$ 38.6	$ 13.3	$ —	$ 2.6

[2] Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. Organic Constant Currency is calculated using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period. The "Organic Constant Currency" % changes are calculated by dividing the Organic Constant Currency amounts by the 2021 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures.

Note: Dollars in millions, and may not sum to total due to rounding

© 2022 Laureate Education, Inc.
33

Financial Tables Consolidated Balance Sheets Note: Dollars in millions, and may not sum to total due to rounding IN MILLIONS June 30, 2022 December 31, 2021 Change Assets Cash and cash equivalents $156.9 $324.8 $(167.9) Receivables (current), net 172.9 152.0 20.9 Other current assets 70.7 67.5 3.2 Property and equipment, net 506.1 499.5 6.6 Operating lease right-of-use assets, net 382.2 384.3 (2.1) Goodwill and other intangible assets 719.7 689.6 30.1 Deferred income taxes 46.6 38.7 7.9 Other long-term assets 46.8 48.6 (1.8) Long-term assets held for sale — 6.2 (6.2) Total assets $2,101.9 $2,211.3 $(109.4) Liabilities and stockholders' equity Accounts payable and accrued expenses $163.0 $182.9 $(19.9) Deferred revenue and student deposits 50.5 44.0 6.5 Total operating leases, including current portion 407.3 415.3 (8.0) Total long-term debt, including current portion 136.0 153.7 (17.7) Other liabilities 328.6 263.4 65.2 Current and long-term liabilities held for sale — 10.8 (10.8) Total liabilities 1,085.3 1,070.0 15.3 Redeemable noncontrolling interests and equity 1.4 1.7 (0.3) Total stockholders' equity 1,015.2 1,139.6 (124.4) Total liabilities and stockholders' equity $2,101.9 $2,211.3 $(109.4)

Financial Tables Consolidated Statements of Cash Flows Note: Dollars in millions, and may not sum to total due to rounding For the six months ended June 30, IN MILLIONS 2022 2021 Change Cash flows from operating activities Net loss $(1.1) $(194.2) $193.1 Depreciation and amortization 29.2 49.7 (20.5) Loss on impairment of assets 0.1 65.1 (65.0) Gain on sales and disposal of subsidiaries and property and equipment, net (6.6) (13.5) 6.9 Loss on derivative instruments — 24.5 (24.5) Loss on debt extinguishment — 78.0 (78.0) Deferred income taxes 9.5 67.0 (57.5) Unrealized foreign currency exchange loss (gain) 15.1 (13.5) 28.6 Income tax receivable/payable, net 41.2 (17.9) 59.1 Working capital, excluding tax accounts (68.3) (94.3) 26.0 Other non-cash adjustments 26.5 66.9 (40.4) Net cash provided by operating activities 45.6 17.9 27.7 Cash flows from investing activities Purchase of property and equipment (8.1) (20.6) 12.5 Expenditures for deferred costs (0.1) (4.4) 4.3 Receipts from sales of discontinued operations, net of cash sold, and property and equipment 10.3 725.3 (715.0) Payments on derivatives related to sale of discontinued operations — (50.3) 50.3 Net cash provided by investing activities 2.0 650.0 (648.0) Cash flows from financing activities Decrease in long-term debt, net (25.8) (877.5) 851.7 Payments to repurchase common stock (206.3) (251.4) 45.1 Payments of call premiums and debt issuance costs — (33.0) 33.0 Financing other, net 5.9 (0.9) 6.8 Net cash used in financing activities (226.2) (1,162.7) 936.5 Effects of exchange rate changes on Cash and cash equivalents and Restricted cash 10.0 (3.4) 13.4 Change in cash included in current assets held for sale — 164.9 (164.9) Net change in Cash and cash equivalents and Restricted cash (168.5) (333.4) 164.9 Cash and cash equivalents and Restricted cash at beginning of period 345.6 867.3 (521.7) Cash and cash equivalents and Restricted cash at end of period $177.1 $533.9 $(356.8)

Financial Tables

Non-GAAP Reconciliation (1 of 2)

The following table reconciles income (loss) from continuing operations to Adjusted EBITDA and Adjusted EBITDA margin:

	For the three months ended June 30,			For the six months ended June 30,		
IN MILLIONS	2022	2021	Change	2022	2021	Change
Income (loss) from continuing operations	$ 39.4	$ (115.9)	$ 155.3	$ (6.0)	$ (280.4)	$ 274.4
Plus:						
Equity in net income of affiliates, net of tax	—	—	—	(0.1)	—	(0.1)
Income tax expense	72.0	13.2	58.8	119.9	126.0	(6.1)
Income (loss) from continuing operations before income taxes and equity in net income of affiliates	111.4	(102.7)	214.1	113.9	(154.4)	268.3
Plus:						
Gain on disposal of subsidiaries, net	(1.5)	—	(1.5)	(1.5)	—	(1.5)
Foreign currency exchange loss (gain), net	14.5	15.5	(1.0)	18.1	(12.7)	30.8
Other (income) expense, net	(0.2)	0.1	(0.3)	1.0	—	1.0
Loss on derivatives	—	53.8	(53.8)	—	24.5	(24.5)
Loss on debt extinguishment	—	77.9	(77.9)	—	77.9	(77.9)
Interest expense	4.2	13.5	(9.3)	7.9	37.1	(29.2)
Interest income	(1.7)	(0.5)	(1.2)	(3.7)	(1.2)	(2.5)
Operating income (loss)	126.6	57.7	68.9	135.7	(28.7)	164.4
Plus:						
Depreciation and amortization	14.8	27.0	(12.2)	29.2	49.7	(20.5)
EBITDA	141.4	84.7	56.7	164.9	21.0	143.9
Plus:						
Share-based compensation expense (3)	2.4	2.6	(0.2)	5.1	4.0	1.1
Loss on impairment of assets (4)	—	7.2	(7.2)	0.1	63.9	(63.8)
EiP implementation expenses (5)	0.3	12.6	(12.3)	1.2	27.9	(26.7)
Adjusted EBITDA	$ 144.1	$ 107.1	$ 37.0	$ 171.3	$ 116.8	$ 54.5
Revenues	$ 385.4	$ 327.6	$ 57.8	$ 594.9	$ 522.3	$ 72.6
Income (loss) from continuing operations margin	10.2 %	(35.4)%	4,560 bps	(1.0)%	(53.7)%	5,268 bps
Adjusted EBITDA margin	37.4 %	32.7 %	470 bps	28.8 %	22.4 %	643 bps

(3) Represents non-cash, share-based compensation expense pursuant to the provisions of ASC Topic 718.

(4) Represents non-cash charges related to impairments of long-lived assets.

(5) Excellence-in-Process (EiP) implementation expenses are related to our enterprise-wide initiative to optimize and standardize Laureate's processes, creating vertical integration of procurement, information technology, finance, accounting and human resources. It included the establishment of regional shared services organizations (SSOs), as well as improvements to the Company's system of internal controls over financial reporting. The EiP initiative also included other back- and mid-office areas, as well as certain student-facing activities, expenses associated with streamlining the organizational structure, an enterprise-wide program aimed at revenue growth, and certain non-recurring costs incurred in connection with the dispositions and completed dispositions. The EiP initiative was completed as of December 31, 2021, except for certain EiP expenses related to the run out of programs that began in prior periods.

Note: Dollars in millions, and may not sum to total due to rounding

© 2022 Laureate Education, Inc.

36

Financial Tables Non-GAAP Reconciliation (2 of 2) Note: Dollars in millions, and may not sum to total due to rounding The following table reconciles operating cash flow to Free Cash Flow for the six months ended June 30, 2022 and 2021: IN MILLIONS 2022 2021 Change Net cash provided by operating activities $45.6 $17.9 $27.7 Capital expenditures: Purchase of property and equipment (8.1) (20.6) 12.5 Expenditures for deferred costs (0.1) (4.4) 4.3 Free Cash Flow $37.4 $(7.1) $44.5